Exhibit 8.1

Tenaris – List of subsidiaries of Tenaris S.A.

Principal subsidiaries

The following is a list of Tenaris’s subsidiaries and its direct or indirect percentage of ownership of each company at December 31, 2004, 2003 and 2002.

Company	Country of Organization	Main activity	Percentage of ownership at December 31,
			2004	2003	2002
Algoma Tubes Inc.	Canada	Manufacturing of seamless steel pipes	100%	100%	98%

Confab Industrial S.A. and subsidiaries (b)	Brazil	Manufacturing of welded steel pipes and capital goods	39%	39%	39%

Corporación Tamsa S.A.	Mexico	Sale of seamless steel pipes	—	—	94%

Dalmine Holding B.V. and subsidiaries	Netherlands	Holding company	99%	99%	88%

Dalmine S.p.A.	Italy	Manufacturing of seamless steel pipes	99%	99%	88%

Empresas Riga S.A. de C.V.	Mexico	Manufacturing of welded fittings for seamless steel pipes	100%	100%	94%

Exiros S.A.	Uruguay	Procurement services for industrial companies	100%	100%	—

Information Systems and Technologies N.V. and subsidiaries	Netherlands	Software development and maintenance	75%	75%	70%

Inmobiliaria Tamsa S.A. de C.V.	Mexico	Leasing of real estate	100%	100%	94%

Insirger S.A. and subsidiaries	Argentina	Electric power generation	100%	100%	—

Intermetal Com SRL (a)	Romania	Marketing of Scrap and other raw materials	100%	—	—

Invertub S.A. and subsidiaries	Argentina	Holding company	100%	100%	100%

Lomond Holdings B.V. and subsidiaries	Netherlands	Procurement services for industrial companies	100%	100%	70%

Matesi, Materiales Siderurgicos S.A. (a)	Venezuela	Production of hot briquetted iron (HBI).	50%	—	—

Metalcentro S.A.	Argentina	Manufacturing of pipe-end protectors and lateral impact tubes	100%	100%	100%

Metalmecánica S.A.	Argentina	Manufacturing steel products for oil extraction	100%	100%	99%

NKKTubes K.K.	Japan	Manufacturing of seamless steel pipes	51%	51%	51%

S.C. Silcotub S.A. and subsidiary (a)	Romania	Manufacturing of seamless steel pipes	85%	—	—

Scrapservice S.A.	Argentina	Processing of scrap	75%	75%	74%

Siat S.A.	Argentina	Manufacturing of welded steel pipes	82%	82%	81%

Siderca International A.p.S.	Denmark	Holding company	100%	100%	99%

Siderca S.A.I.C.	Argentina	Manufacturing of seamless steel pipes	100%	100%	99%

Principal subsidiaries (Cont’d.)

Company	Country of Organization	Main activity	Percentage of ownership at December 31,
			2004	2003	2002
Siderestiba S.A.	Argentina	Logistics	99%	99%	99%

Sidtam Limited	B.V.I.	Holding company	100%	100%	97%

SO.PAR.FI Dalmine Holding S.A.	Luxembourg	Holding company	99%	99%	88%

Sociedad Industrial Puntana S.A.	Argentina	Manufacturing of steel products	100%	100%	—

Socominter Far East Ltd.	Singapore	Marketing of steel products	—	—	100%

Socominter Ltda.	Chile	Marketing of steel products	100%	100%	100%

Socominter S.A.	Venezuela	Marketing of steel products	100%	100%	100%

Socover S.A. de C.V.	Mexico	Marketing of steel products	—	—	94%

Talta – Trading e Marketing Lda. (a)	Madeira	Holding Company	100%	—	—

Tamsider LLC	U.S.A.	Holding company	100%	100%	100%

Tamsider S.A. de C.V. and subsidiaries	Mexico	Promotion and organization of steel-related companies and marketing of steel products	100%	100%	94%

Tamtrade S.A.de C.V.	Mexico	Marketing of steel products	100%	100%	94%

Techint Investment Netherlands B.V.	Netherlands	Holding company	100%	100%	99%

Tenaris Autopartes S.A. de C.V.	Mexico	Manufacturing of supplies for the automotive industry	100%	100%	—

Tenaris Confab Hastes de Bombeio (a)	Brazil	Manufacturing of steel products for oil extraction	70%	—	—

Tenaris Connections A.G. and subsidiaries	Liechtenstein	Ownership and licensing of steel technology	100%	99%	94%

Tenaris Financial Services S.A.	Uruguay	Financial Services	100%	100%	—

Tenaris Global Services B.V.	Netherlands	Sales agent of steel products	100%	100%	100%

Tenaris Global Services (Canada) Inc.	Canada	Marketing of steel products	100%	100%	100%

Tenaris Global Services (U.S.A.) Corporation (previously Siderca Corporation)	U.S.A.	Marketing of steel products	100%	100%	100%

Tenaris Global Services de Bolivia S.R.L. (previously Socominter de Bolivia S.R.L.)	Bolivia	Marketing of steel products	100%	100%	100%

Tenaris Global Services (Japan) K.K. (previously DST Japan K.K.)	Japan	Marketing of steel products	100%	100%	100%

Tenaris Global Services Norway AS	Norway	Marketing of steel products	100%	100%	100%

Principal subsidiaries (Cont’d.)

Company	Country of Organization	Main activity	Percentage of ownership at December 31,
			2004	2003	2002
Tenaris Global Services (Panama) S.A.	Panama	Marketing of steel products	100%	100%	100%

Tenaris Global Services (UK) Ltd	United Kingdom	Marketing of steel products	100%	100%	100%

Tenaris Global Services S.A.	Uruguay	Holding company and marketing of steel products	100%	100%	100%

Tenaris Global Services Ecuador S.A.	Ecuador	Marketing of steel products	100%	100%	—

Tenaris Global Services Far East Pte. Ltd.	Singapore	Marketing of steel products	100%	100%	100%

Tenaris Global Services Korea	Korea	Marketing of steel products	100%	100%	—

Tenaris Global Services LLC	U.S.A.	Sales agent of steel products	100%	100%	100%

Tenaris Global Services (B.V.I.) Ltd.	B.V.I.	Holding company	100%	100%	100%

Tenaris Global Services Nigeria Ltd. (Previously Tubular DST Nigeria Ltd.)	Nigeria	Marketing of steel products	100%	100%	100%

Tenaris Global Services (Kazakhstan ) LLP (a)	Kazakhstan	Marketing of steel products	100%	—	—

Tenaris Investments Ltd. (a)	Ireland	Holding company	100%	—	—

Tenaris West Africa Ltd.	United Kingdom	Finishing of steel pipes	100%	100%	98%

Texas Pipe Threaders Co.	U.S.A.	Finishing and marketing of steel pipes	100%	100%	99%

Tubman International Ltd. (a)	Gibraltar	Holding company	100%	—	—

Tubman Holdings (Gibraltar) LLP (a)	Gibraltar	Holding company	100%	—	—

Tubos de Acero de México S.A.	Mexico	Manufacturing of seamless steel pipes	100%	100%	94%

Tubos de Acero de Venezuela S.A.	Venezuela	Manufacturing of seamless steel pipes	70%	70%	66%

(a)	Incorporated or acquired during 2004

(b)	Tenaris holds 99% of the voting shares of Confab Industrial S.A. and has, directly or indirectly, the majority of voting rights in all of its subsidiaries.